CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated June 5, 1997, in this Registration Statement (Form N-1A 33-10238) of Dreyfus Premier State Municipal Bond Fund - New Jersey Series.



                                               ERNST & YOUNG LLP

New York, New York
June 11, 1997